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                                                                    Exhibit 10.1

                                     FORM OF
                             SECURED PROMISSORY NOTE


$____________________                                   El Segundo, California
                                                        Date: June 15, 2000



         FOR VALUE RECEIVED, the undersigned, _____________________, (the "BORROWER") promises to pay to the order of Gentle Dental Management, Inc., a Delaware corporation (the "COMPANY"), the principal sum of _______________________ Dollars ($__________), with interest from the date hereof on the unpaid principal at the rate of __________ percent (___%), compounded annually. The entire unpaid balance of principal and interest shall be payable on June __, 2004. All amounts payable under this promissory note (this "NOTE") shall be payable in lawful money of the United States of America. The performance of Borrower's obligations hereunder are secured by that certain Pledge and Security Agreement (the "Pledge Agreement") of even date herewith by and between the Company and Borrower.

         The principal and accrued interest due under this Note will be with full recourse to the Borrower only until June __, 2002, at which time the loan and accrued interest will be with recourse only to the Collateral (as defined in the Pledge Agreement).

         The Borrower at his option may prepay this Note in whole or in part without penalty at any time or from time to time prior to the due date for full payment, on ten (10) days' prior written notice to the Company. Any such prepayments shall be applied first to accrued and unpaid interest and then to principal on this Note. The Borrower may prepay this Note in cash or through the exchange of InterDent, Inc. Common Stock or options to purchase the Common Stock of InterDent, Inc. (based on the fair market value of InterDent, Inc. common stock, which shall equal the average of the market closing price of the ten (10) most recent trading days prior to the written notice if InterDent, Inc. is publicly traded, or based on the good faith determination of the InterDent, Inc. Board of Directors if InterDent, Inc. is not publicly traded); provided, however, that after June __, 2002, the value of the Common Stock exchanged ("Exchange Value") shall be the greater of the fair market value as determined above or $6.125 per share; and, provided further that after June __, 2002 if the Employee remains employed by the Company and the Note or any portion remains outstanding, the Company shall return to the Employee any Collateral in excess of the amount needed to secure the principle amount of the Loan, valuing the Common Stock at its Exchange Value as described above. In the event that the current fair market value of the shares, as determined above, exceeds $6.125, additional Collateral will be retained by the Company to secure the accrued interest to that date.

         If Borrower voluntarily terminates employment his relationship with InterDent, Inc. or is terminated for cause, the entire unpaid balance of principal and accrued interest under this instrument shall become due and payable within ten (10) days.

         If payment is not made when due such failure to pay shall constitute an Event of Default. After an Event of Default, if suit is commenced to collect this Note or any portion hereof, or to effect the collection of any judgment for failure to make payment hereunder when and as due, such attorneys' fees and costs as the court may deem reasonable shall be added to the principal amount


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of this Note. The Borrower hereby waives presentment for payment, protest, notice of protest and notice of non-payment of this Note.

         This Note shall be governed by, and construed and enforced in accordance with the laws of the State of California, without regard to conflicts of laws principles.

         Any provision of this Note may be amended, waived or modified upon the written consent of each of the Borrower and the Company.

         IN WITNESS WHEREOF, the undersigned has signed, dated and delivered this note as of the date and year first above written.


                                                    BORROWER:

                                                    ____________________________
                                                    Name:_______________________
Acknowledged:

GENTLE DENTAL MANAGEMENT, INC.


______________________
Steven Matzkin, D.D.S.
President